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                                                                     Exhibit (g)

                    SUMMARY OF PROCEDURE FOR TENDERING SHARES

WHO IS ELIGIBLE TO TENDER THEIR SHARES?

*        Only record holders of 15 or fewer shares of Class A Common Stock

* Holders of MORE than 15 shares of Class A Common Stock are NOT eligible to participate in the offer to purchase, and the offer to purchase was provided to the shareholders solely for information purposes.

CAN A RECORD HOLDER OF 15 OR FEWER SHARES OF CLASS A COMMON STOCK TENDER A PORTION OF HIS/HER SHARES?

*        No.  All of the shareholder's shares must be tendered.

WHAT DO ELIGIBLE SHAREHOLDERS NEED TO SEND IN ORDER TO TENDER THEIR SHARES?

* Generally, shareholders will need to send in (1) a completed and signed letter of transmittal (BLUE FORM) and (2) all certificates evidencing the shares being tendered. However, if certain circumstances exist, shareholders may need to send in the following additional or different information:

* If the shareholder does not have all of the applicable stock certificates in his/her possession, he/she must provide either of the following instead of such certificates:

         - An Affidavit of Lost Stock Certificate(s) (used when a shareholder cannot find their share certificates, or they have been destroyed); or

         - A Notice of Guaranteed Delivery (GREEN FORM) (used when the shares are held by a broker or a trustee and certificates cannot be delivered in time to meet the expiration of the offer).

* A Guarantee of Signature must be provided and the certificates must be endorsed or appropriate stock powers must accompany the letter of transmittal if:

         - The letter of transmittal is signed by someone other than the record holder or is not exactly as it appears on the certificate;

         - The Special Payment Instructions box on the Letter of Transmittal is completed; or

         - The Special Delivery Instructions box on the Letter of Transmittal is completed.

WHICH PORTIONS OF THE LETTER OF TRANSMITTAL MUST BE COMPLETED?

* Description of Shares Tendered, page 2 (including share certificate numbers, number of shares represented by the certificate and total number of shares)

* Signature, page 5 (date and print name, address, telephone number and taxpayer identification number).


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*        Substitute Form W-9, pages 13 - 14 (insert taxpayer identification number, sign and date)

*        In addition, the following portions MAY need to be completed:

         -        Special Payment Instructions

         -        Special Delivery Instructions

         -        Guarantee of Signatures

         -        Certificate of Awaiting Taxpayer Identification Number

HOW SHOULD SHAREHOLDERS DELIVER THEIR CERTIFICATES AND RELATED DOCUMENTS TO THE COMPANY?

*        Each shareholder can determine how to deliver his/her own documents.
         Documents must be received no later than 5:00 p.m. on the expiration date, January 7, 2005. A self-addressed, stamped envelope has been provided to each eligible shareholder.